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                                                                    EXHIBIT 4.1


                                    INDENTURE

                                     between

                        RESIDENTIAL REINSURANCE LIMITED,

                                    as Issuer

                                       and

                            THE CHASE MANHATTAN BANK,

                              as Indenture Trustee

                           Dated as of August __, 1996

                           ---------------------------

                                  $
                                   -----------

                           Class A Floating Rate Notes

                           Class B Floating Rate Notes

                          ----------------------------

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                       DEFINITIONS AND INCORPORATION BY REFERENCE.............................     2
SECTION 1.1.      Definitions.................................................................     2
SECTION 1.2.      Incorporation by Reference of Trust
                  Indenture Act...............................................................    13
SECTION 1.3.      Rules of Construction.......................................................    14

                                   ARTICLE II

                                        THE NOTES.............................................    14
SECTION 2.1.      Form........................................................................    14
SECTION 2.2.      Execution, Authentication and
                  Delivery....................................................................    15
SECTION 2.3.      Temporary Notes.............................................................    16
SECTION 2.4.      Tax Treatment...............................................................    17
SECTION 2.5.      Registration; Registration of Transfer
                  and Exchange................................................................    17
SECTION 2.6.      Mutilated, Destroyed, Lost or Stolen
                  Notes.......................................................................    19
SECTION 2.7.      Persons Deemed Owner........................................................    20
SECTION 2.8.      Payment of Interest and Principal;
                  Defaulted Interest..........................................................    21
SECTION 2.9.      Cancellation................................................................    23
SECTION 2.10.     Release of Collateral.......................................................    23
SECTION 2.11.     Definitive Notes............................................................    23
SECTION 2.12.     Authenticating Agents.......................................................    24

                                   ARTICLE III

                                        COVENANTS.............................................    25
SECTION 3.1.      Payment of Principal and Interest...........................................    25
SECTION 3.2.      Maintenance of Office or Agency by Issuer;
                  The Chase Manhattan Bank as Noteholders'
                  Presentment Agent...........................................................    25
SECTION 3.3.      Money for Payments To Be Held in
                  Trust.......................................................................    26
SECTION 3.4.      Existence...................................................................    30
SECTION 3.5.      Protection of Trust Estate..................................................    30
SECTION 3.6.      Opinions as to Trust Estate.................................................    30
SECTION 3.7.      Performance of Obligations..................................................    31
SECTION 3.8.      Negative Covenants..........................................................    32
SECTION 3.9.      Annual Statement as to Compliance...........................................    33
SECTION 3.10.     Issuer May Consolidate, etc., Only
                  on Certain Terms............................................................    34
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SECTION 3.11.     Successor of Transferee.....................................................    36
SECTION 3.12.     No Other Business...........................................................    37
SECTION 3.13.     No Borrowing................................................................    37
SECTION 3.14.     Guarantees, Loans, Advances and Other
                  Liabilities.................................................................    37
SECTION 3.15.     Capital Expenditures........................................................    37
SECTION 3.16.     Further Instruments and Acts................................................    37
SECTION 3.17.     Restricted Payments.........................................................    37
SECTION 3.18.     Notice of Events of Default.................................................    38
SECTION 3.19.     Removal of Administrator, Claims
                  Reviewer and Loss Reserve Specialist........................................    38
SECTION 3.20.     Maintenance of Books and Records............................................    38

                                   ARTICLE IV

                               SATISFACTION AND DISCHARGE.....................................    38
SECTION 4.1.      Satisfaction and Discharge of
                  Indenture...................................................................    38
SECTION 4.2.      Application of Trust Money..................................................    40
SECTION 4.3.      Repayment of Monies Held by Paying
                  Agent.......................................................................    40

                                    ARTICLE V

                                        REMEDIES..............................................    40
SECTION 5.1.      Events of Default...........................................................    40
SECTION 5.2.      Acceleration of Maturity; Rescission
                  and Annulment...............................................................    42
SECTION 5.3.      Collection of Indebtedness and Suits
                  for Enforcement by Indenture Trustee........................................    43
SECTION 5.4.      Remedies; Priorities........................................................    47
SECTION 5.5.      Optional Preservation of the Trust
                  Estate......................................................................    49
SECTION 5.6.      Limitation of Suits.........................................................    49
SECTION 5.7.      Unconditional Rights of Noteholders
                  To Receive Principal and Interest...........................................    50
SECTION 5.8.      Restoration of Rights and Remedies..........................................    51
SECTION 5.9.      Rights and Remedies Cumulative..............................................    51
SECTION 5.10.     Delay or Omission Not a Waiver..............................................    51
SECTION 5.11.     Control by Noteholders......................................................    51
SECTION 5.12.     Waiver of Past Defaults.....................................................    52
SECTION 5.13.     Undertaking for Costs.......................................................    53
SECTION 5.14.     Waiver of Stay or Extension Laws............................................    53
SECTION 5.15.     Action on Notes.............................................................    54
SECTION 5.16.     Performance and Enforcement of Certain
                  Obligations.................................................................    54
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                                   ARTICLE VI

                                  THE INDENTURE TRUSTEE.......................................    55
SECTION 6.1.      Duties of Indenture Trustee.................................................    55
SECTION 6.2.      Rights of Indenture Trustee.................................................    57
SECTION 6.3.      Individual Rights of Indenture
                  Trustee.....................................................................    58
SECTION 6.4.      Indenture Trustee's Disclaimer..............................................    58
SECTION 6.5.      Notice of Defaults..........................................................    58
SECTION 6.6.      Reports by Indenture Trustee to
                  Holders.....................................................................    58
SECTION 6.7.      Compensation and Indemnity..................................................    59
SECTION 6.8.      Replacement of Indenture Trustee............................................    60
SECTION 6.9.      Successor Indenture Trustee by
                  Merger......................................................................    61
SECTION 6.10.     Appointment of Co-Indenture Trustee or
                  Separate Indenture Trustee..................................................    62
SECTION 6.11.     Eligibility; Disqualification...............................................    63
SECTION 6.12.     Preferential Collection of Claims
                  Against Issuer..............................................................    64
SECTION 6.13.     Indenture Trustee to Act from an Office
                  Outside the United States...................................................    64

                                   ARTICLE VII

                             NOTEHOLDERS' LISTS AND REPORTS...................................    64
SECTION 7.1.      Issuer To Furnish Indenture Trustee
                  Names and Addresses of Noteholders..........................................    64
SECTION 7.2.      Preservation of Information; Communica-
                  tions to Noteholders........................................................    64
SECTION 7.3.      Reports by Issuer...........................................................    65
SECTION 7.4.      Reports by Indenture Trustee................................................    66

                                  ARTICLE VIII

                          ACCOUNTS, DISBURSEMENTS AND RELEASES................................    66
SECTION 8.1.      Collection of Money.........................................................    66
SECTION 8.2.      Note Payment Account........................................................    67
SECTION 8.3.      General Provisions Regarding
                  Accounts....................................................................    67
SECTION 8.4.      Release of Trust Estate.....................................................    68
SECTION 8.5.      Opinion of Counsel..........................................................    68
SECTION 8.6.      Expense Account.............................................................    69
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                          ARTICLE IX

                                 SUPPLEMENTAL INDENTURES......................................    69
SECTION 9.1.      Supplemental Indentures Without
                  Consent of Noteholders......................................................    69
SECTION 9.2.      Supplemental Indentures with Consent
                  of Noteholders..............................................................    71
SECTION 9.3.      Execution of Supplemental Indentures........................................    74
SECTION 9.4.      Effect of Supplemental Indenture............................................    74
SECTION 9.5.      Conformity with Trust Indenture Act.........................................    74
SECTION 9.6.      Reference in Notes to Supplemental
                  Indentures..................................................................    75

                                    ARTICLE X

                                   REDEMPTION OF NOTES........................................    75
SECTION 10.1.     Redemption..................................................................    75
SECTION 10.2.     Form of Redemption Notice...................................................    76
SECTION 10.3.     Notes Payable on Redemption Date............................................    77

                                   ARTICLE XI

                                 COLLATERAL AND SECURITY......................................    77
SECTION 11.1.     Enforcement.................................................................    77
SECTION 11.2.     Bankruptcy, Etc.............................................................    77
SECTION 11.3.     Lien Subordination..........................................................    78
SECTION 11.4.     Issuer's Obligations Absolute...............................................    79
SECTION 11.5.     Termination of Subordination................................................    79

                          ARTICLE XII

                                      MISCELLANEOUS...........................................    81
SECTION 12.1.     Compliance Certificates and Opinions,
                  etc.........................................................................    81
SECTION 12.2.     Form of Documents Delivered to
                  Indenture Trustee...........................................................    83
SECTION 12.3.     Acts of Noteholders.........................................................    84
SECTION 12.4.     Notices, etc., to Indenture Trustee,
                  Issuer and Rating Agencies..................................................    85
SECTION 12.5.     Notices to Noteholders; Waiver..............................................    86
SECTION 12.6.     Alternate Payment and Notice
                  Provisions..................................................................    87
SECTION 12.7.     Conflict with Trust Indenture Act...........................................    87
SECTION 12.8.     Effect of Headings and Table of
                  Contents....................................................................    88
SECTION 12.9.     Successors and Assigns......................................................    88
SECTION 12.10.    Separability................................................................    88
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SECTION 12.11.    Benefits of Indenture.......................................................    88
SECTION 12.12.    Legal Holiday...............................................................    88
SECTION 12.13.    Governing Law...............................................................    88
SECTION 12.14.    Counterparts................................................................    88
SECTION 12.15.    Recording of Indenture......................................................    89
SECTION 12.16.    Corporate Obligation........................................................    89
SECTION 12.17.    No Petition.................................................................    89
SECTION 12.18.    Inspection..................................................................    89
SECTION 12.19.    Agent for Service; Submission to
                  Jurisdiction................................................................    90
SECTION 12.20.    Waiver of Immunities........................................................    91

EXHIBIT A.....................................................................................   A-1
EXHIBIT B.....................................................................................   B-1
EXHIBIT C.....................................................................................   C-1
EXHIBIT D.....................................................................................   D-1
SCHEDULE A....................................................................................  SA-1
SCHEDULE B....................................................................................  SB-1
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         INDENTURE, dated as of August __, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, this "Indenture"), between
RESIDENTIAL REINSURANCE LIMITED, a company incorporated under the laws of the
Cayman Islands (the "Issuer"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee and not in its individual capacity (in such capacity, the "Indenture Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Class A Floating Rate Notes and Class B Floating Rate Notes (collectively, the "Notes"):

                                 GRANTING CLAUSE

         The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising (a) the Reinsurance Agreement, including the right to receive payments of Premium and all other monies due or payable thereunder from the Ceding Insurer; (b) the segregated securities account and all investments thereunder established by the Regulation 114 Trust
Agreement in the name of [          ] as trustee for the benefit of the Ceding
Insurer[, for itself and as agent for the Trustee with respect to the junior lien of the Noteholders in the assets of the Regulation 114 Trust] (the "Securities Account Collateral"); (c) the Interest Rate Swap; (d) the Claims Review Agreement, (e) the Loss Reserve Specialist Agreement; (f) all other assets of the Issuer now or hereafter arising; and (g) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, documents, instruments, general intangibles, chattel papers and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

         The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

         The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1.(a) Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

         "Act" shall have the meaning specified in Section 12.3(a).

         "Administration Agreement" shall mean the Administration Agreement, dated as of August __, 1996, by and among the Administrator and the Issuer, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Administrator" shall mean Midland Bank Trust Corporation (Cayman) Limited, or any successor Administrator under the Administration Agreement.

         "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Allocated Expenses" shall mean the expenses set forth on Schedule B hereof.

         "Articles of Association" shall mean the Articles of Association of the Issuer.

         "Authenticating Agent" shall have the meaning specified in Section
2.12.

         "Authorized Officer" shall mean any officer of the Issuer who is authorized to act for or on behalf of the Issuer in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Issuer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, for so long as the Administration Agreement is in full force and effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement.

         "Basic Documents" shall mean this Indenture, the Articles of Association, the Regulation 114 Trust Agreement, the Reinsurance Agreement, the Interest Rate Swap, the Administration Agreement, the Claims Review Agreement, the Loss Reserve Specialist Agreement and other documents and certificates delivered in connection therewith as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York or Grand Cayman, British West Indies are authorized or obligated by law, regulation or executive order to remain closed.

         "Ceding Insurer" shall mean, collectively, United Services Automobile Association, a reciprocal interinsurance exchange organized under the laws of Texas and USAA Casualty Insurance Company, a Florida corporation.

         "Claims Review Agreement" shall mean the Claims Review Agreement, dated as of August __, 1996, by and between the Issuer and the Claims Reviewer, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Claims Reviewer" shall mean ____________ or any successor Claims Reviewer under the Claims Review Agreement.

         "Claims Period" shall have the meaning set forth in the Reinsurance Agreement.

         "Class A Floating Rate Notes" shall mean the Class A Floating Rate Notes, substantially in the Form of Exhibit A.

         "Class B Floating Rate Notes" shall mean the Class B Floating Rate Notes, substantially in the form of Exhibit B.

         "Closing Date" shall mean August __, 1996.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall have the meaning specified in the Granting Clause of this Indenture.

         "Commutation Amount" shall mean any amount owed by the Issuer to the Ceding Insurer upon any commutation of the Reinsurance Agreement pursuant to
Article 9 of the Reinsurance Agreement.

         "Contingent Principal Event" shall occur if the Issuer establishes a Loss Reserve Amount, in which event the Issuer's obligation to pay the Principal Amount of the Notes shall become contingent pursuant to Section 2.8(e) to the extent of the such Loss Reserve Amount pending receipt of a Proof of Loss Claim under the Reinsurance Agreement.

         "Corporate Trust Office" shall mean the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at ____________________________

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
_____________________________, Attention: ______________, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

         "Covered States" shall have the meaning set forth in the Reinsurance Agreement.

         "Default" shall mean any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Definitive Notes" shall have the meaning specified in Section 2.11.

         "Event of Default" shall have the meaning specified in Section 5.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Executive Officer" shall mean, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation and, with respect to any partnership, any general partner thereof.

         "Expense Account" shall mean the Expense Account of the Issuer established pursuant to Section 8.6.

         "Extended Claims Made Period" shall have the meaning set forth in the Reinsurance Agreement.

         "Grant" shall mean to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and to grant a lien upon and a security interest in and right of set-off against, and to deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement, Contract or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Holder" or "Noteholder" shall mean the Person in whose name a Note is registered on the Note Register.

         "Hurricane" shall have the meaning set forth in the Reinsurance Agreement.

         "Indenture Trustee" shall mean The Chase Manhattan Bank, a New York banking corporation, as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

         "Independent" shall mean, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Ceding Insurer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Ceding Insurer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Ceding Insurer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" shall mean a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.1, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         "Interest Accrual Period" shall mean, with respect to any Payment Date, the period from and including the previous Payment Date (or, in the case of the first Payment Date, August __, 1996) to but excluding such Payment Date.

         "Interest Rate Swap" shall mean, collectively, the one or more interest rate swap agreements, dated as of August __, 1996, between the Issuer and Merrill Lynch Capital Services, Inc., as Swap Counterparty.

         "Issuer" shall mean Residential Reinsurance Limited unless a successor replaces it and, thereafter, means the successor and for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

         "Issuer Order" and "Issuer Request" shall mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "Lien" shall mean any mortgage, pledge, security interest, conditional sale or other title retention agreement or similar lien.

         "Loss Occurrence" shall have the meaning set forth in the Reinsurance Agreement.

         "Loss Reserve Amount" shall mean the amount of each loss reserve established by the Company for an amount that it believes will become payable under the Reinsurance Agreement, based on a related loss reserve taken by the Company in excess of the Trigger Amount.

         "Loss Reserve Specialist" shall mean ____________ or any successor Loss Reserve Specialist under the Loss Reserve Specialist Agreement.

         "Loss Reserve Specialist Agreement" shall mean the Loss Reserve Specialist Agreement, dated as of August __, 1996 by and between the Issuer and the Loss Reserve Specialist, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Mandatory Redemption Date" shall mean July 1, 1997.

         "Maturity Date" shall mean January 2, 1998.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Net Swap Payment" shall mean the net amount, if any, payable by the Indenture Trustee on behalf of the Issuer to the Swap Counterparty.

         "Net Swap Receipt" shall mean the net amount, if any, payable by the Trustee on behalf of the Swap Counterparty to the Issuer.

         "New York Insurance Law" shall mean Chapter 28 of the Consolidated Laws of the State of New York.

         "Note" shall mean a Class A Floating Rate Note or a Class B Floating Rate Note.

         "Note Payment Account" shall mean the Note Payment Account of the Indenture Trustee established pursuant to Section 8.2.

         "Note Register" and "Note Registrar" shall have the respective meanings specified in Section 2.5.

         "Notional Amount" of any Note shall mean the Principal Amount of such Note reduced by any Loss Reserve Amount allocated to such Note.

         "Officer's Certificate" shall mean a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.1, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         "Opinion of Counsel" shall mean one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer or the Ceding Insurer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 12.1 and shall be in form and substance satisfactory to the Indenture Trustee.

         "Outstanding" shall mean, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

                  (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

                  (iii) Notes or portions thereof to the extent that all or a portion of the principal of such Notes has been subject to a Principal Reduction;

                  (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether the Holders of the requisite Principal Amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, or any Affiliate of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good

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
faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

         "Outstanding Amount" shall mean the aggregate Principal Amount of all Notes Outstanding at the date of determination.

         "Paying Agent" shall mean the [non-U.S. branch of the] Indenture Trustee or any other Person that (i) meets the eligibility standards for the Indenture Trustee specified in Section 6.11, (ii) is authorized by the Indenture Trustee to make payments to and distributions from the Note Payment Account, including payment of principal of or interest on the Notes on behalf of the Issuer, and (iii) shall perform all of the functions required by this Indenture from a location outside of the United States.

         "Payment Date" shall mean the first (1st) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

         "Permitted Investments" means the investments listed in Schedule A hereto.

         "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

         "Policies" shall have the meaning set forth in the Reinsurance
Agreement.

         "Predecessor Note" shall mean, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note and, for purposes of this definition, any Note authenticated and delivered under Section 2.6 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "Premium" shall have the meaning set forth in the Reinsurance
Agreement.

         "Principal Amount" of any Note shall mean the original principal amount of such Note reduced by the amount of any Principal Reduction allocated to such Note.

         "Principal Reduction" shall mean a reduction in the Issuer's obligation to pay the principal of a Note pursuant to Section 2.8(d) as a result of the payment by the Issuer to the Ceding Insurer of any Reinsurance Amount owed to the Ceding Insurer under the Reinsurance Agreement.

         "Principal Reduction Notice" shall mean a notice in the form of Exhibit D hereto.

         "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative proceeding.

         "Proof of Loss Claim" shall have the meaning set forth in the Reinsurance Agreement.

         "Rating Agency" shall mean [Moody's and Standard & Poor's]. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee.

         "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have notified the Ceding Insurer, the Indenture Trustee, the Regulation 114 Trustee and the Issuer that such action shall not result in a reduction or withdrawal of the then current rating assigned to the Notes.

         "Record Date" shall mean, with respect to a Payment Date or Redemption Date, the close of business on the fifteenth (15th) day prior to such Payment Date or Redemption Date.

         "Redemption Date" shall mean (i) in the case of a redemption of the Notes pursuant to Section 10.1(a), the Mandatory Redemption Date, or (ii) in the case of a redemption of Notes pursuant to Section 10.1(b), the first Payment Date following the failure by the Ceding Insurer to make a Premium payment under the Reinsurance Agreement.

         "Redemption Price" shall mean an amount equal to the Principal Amount of the Notes redeemed plus accrued and unpaid interest thereon.

         "Registered Holder" shall mean the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

         "Regulation 114 Trust Account" shall mean the Trust Account established pursuant to the Regulation 114 Trust Agreement.

         "Regulation 114 Trust Agreement" shall mean that certain Regulation 114 Trust Agreement, dated August __, 1996, among the Ceding Insurer, the Regulation 114 Trust Trustee and the Issuer.

         "Regulation 114 Trust" shall mean the Trust established in accordance with the requirements of Regulation 114 under the New York Insurance Law pursuant to the Regulation 114 Trust Agreement.

         "Regulation 114 Trust Trustee" shall mean ____________________, a ___________ banking corporation, not in its individual capacity but solely as Regulation 114 Trust Trustee under the Regulation 114 Trust Agreement, or any successor Regulation 114 Trust Trustee under the Regulation 114 Trust Agreement.

         "Reinsurance Agreement" shall mean that certain Catastrophe Excess Quota Share Reinsurance Agreement, dated August __, 1996, between the Ceding Insurer and the Issuer as in effect on the date hereof.

         "Reinsurance Amount" shall mean (i) the amount owed by the Issuer to the Ceding Insurer as a result of the delivery by the Ceding Insurer to the Issuer of a Proof of Loss Claim under the Reinsurance Agreement, the amount of which has been reviewed by the Claims Reviewer and (ii) any Commutation Amount, the amount of which has been reviewed by the Loss Reserve Specialist.

         "Relevant UCC" shall mean, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

         "Responsible Officer" shall mean, with respect to the Indenture Trustee, any officer of the Indenture Trustee located outside the United States with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Account Collateral" shall have the meaning specified in the Granting Clause of this Indenture.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Service.

         "State" shall mean any of the fifty States of the United States of America or the District of Columbia.

         "Swap Counterparty" shall mean Merrill Lynch Capital Services, Inc., as swap counterparty under the Interest Rate Swap.

         "Trigger Amount" shall have the meaning set forth in the Reinsurance Agreement.

         "Trust Estate" shall mean all money, instruments, rights and other property that are subject or intended to be subject to the Lien and security interest of this Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

         "Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939, as amended, unless otherwise specifically provided.

         "Ultimate Net Loss" shall have the meaning set forth in the Reinsurance Agreement.

         SECTION 1.2. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" shall mean the Securities and Exchange Commission.

         "indenture securities" shall mean the Notes.

         "indenture security holder" shall mean a Noteholder.

         "indenture to be qualified" shall mean this Indenture.

         "indenture trustee" or "institutional trustee" shall mean the Indenture Trustee.

         "obligor" on the indenture securities shall mean the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

         SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

                  (iii) "or" is not exclusive;

                  (iv) "including" means including without limitation;

                  (v) words in the singular include the plural and words in the plural include the singular;

                  (vi) all references to "$" are to United States dollars unless otherwise stated;

                  (vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                                    THE NOTES

         SECTION 2.1. Form. (a) The Class A Floating Rate Notes and the Class B Floating Rate Notes, together with the Indenture Trustee's certificate of authentication, shall be substantially in the forms set forth in Exhibit A and Exhibit B hereto, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         (b) The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         (c) Each Note shall be dated the date of its authentication. The terms of the Class A Floating Rate Notes and the Class B Floating Rate Notes set forth respectively in Exhibit A and Exhibit B are part of the terms of this Indenture and are incorporated herein by reference.

         (d) Each Note shall bear legends substantially to the following effect:

         THIS NOTE MAY NOT BE ACQUIRED IN OR TRANSFERRED INTO, OR BE ACQUIRED BY OR TRANSFERRED TO ANY PERSON RESIDENT IN, THE STATES OF [ ], [ ],
         [ ] AND [ ]. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER WILL BE REQUIRED TO DELIVER TO THE INDENTURE TRUSTEE A CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT C TO THE INDENTURE TO THE EFFECT THAT THE PROPOSED TRANSFER IS NOT TO OCCUR IN OR INTO ANY OF SUCH STATES AND THAT THE PROPOSED TRANSFEREE IS NOT A RESIDENT OF ANY OF SUCH STATES.

         AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

         SECTION 2.2. Execution, Authentication and Delivery. (a) The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         (b) Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         (c) The Indenture Trustee shall, upon Issuer Order, authenticate and deliver Class A Floating Rate Notes for original issue in an aggregate Principal Amount of $______________ and Class B Floating Rate Notes for original issue in an aggregate Principal Amount of $____________ . The aggregate Principal Amount of Notes Outstanding at any time may not exceed such amounts except as provided in Section 2.6. The Issuer Order shall be accompanied by a certificate of each proposed initial Holder in the form of Exhibit C hereto.

         (d) Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in minimum denominations of $10,000 and integral multiples of $_______ in excess thereof.

         (e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         SECTION 2.3. Temporary Notes. (a) Pending the preparation of definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like Principal Amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

         SECTION 2.4. Tax Treatment. (a) The Issuer will treat the Notes as equity for United States federal income tax purposes, and by accepting a Note, Holders hereby acknowledge and agree to such treatment and covenant to take no action inconsistent with such treatment.

         (b) The Issuer will provide the "PFIC Annual Information Statement" referred to in IRS Notice 88-125, or any such other or additional information that the U.S. Internal Revenue Service shall require in connection with being or becoming a shareholder of a "qualified electing fund" as defined in Section 1295 of the Code (such Statement or other or additional information, the "QEF Information") to any Holder that requests the QEF Information by December 30 of any year in which the Notes are outstanding. The Issuer will use reasonable efforts to provide the QEF Information to such a Holder by March 1 of the immediately succeeding year; provided, however, that if the Issuer will not be able to provide such information by such March 1, the Issuer shall notify the requesting Holder in writing, on or prior to that date, that the Issuer will provide the QEF Information on or before a later specified date, which date will be no later than August 15 of such year.

         SECTION 2.5. Registration; Registration of Transfer and Exchange. (a) The Issuer shall cause to be kept and maintained, in a location outside of the United States, a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided, which functions the Indenture Trustee will perform only from an office outside of the United States. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

         (b) If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, (i) the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register; provided that the Note Register will always be kept and maintained in a location outside of the United States, (ii) the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and
(iii) the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the Principal Amounts and number of such Notes.

         (c) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if
(i) the Note Registrar is in receipt of a certificate of each designated transferee in the form of Exhibit C hereto and (ii) the requirements of Section 8-401(l) of the Relevant UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denomination, of a like aggregate Principal Amount.

         (d) At the option of a Holder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate Principal Amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(l) of the Relevant UCC are met, the Issuer shall execute, the Indenture Trustee shall authenticate, and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making such exchange is entitled to receive.

         (e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

         (f) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.

         (g) No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any transfer.

         (h) The preceding provisions of this Section 2.5 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of [five (5)] days preceding the due date for any payment with respect to such Note.

         SECTION 2.6. Mutilated, Destroyed, Lost or Stolen Notes. (a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the Relevant UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         (b) Upon the issuance of any replacement Note under this Section 2.6, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         (c) Every replacement Note issued pursuant to this Section 2.6 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         (d) The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.7. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         SECTION 2.8. Payment of Interest and Principal; Defaulted Interest. (a) The Principal Amount of the Class A Floating Rate Notes shall accrue interest as set forth in Exhibit A hereto and the Principal Amount of the Class B Floating Rate Notes shall accrue interest as set forth in Exhibit B hereto, and such interest shall be payable on each Payment Date as specified therein, subject to
Section 3.1. Any installment of interest payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid by the Paying Agent to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

         (b) The Principal Amount of each Note shall be payable on the Maturity Date or the Redemption Date, as the case may be, as provided in the form of the Note set forth in Exhibit A or Exhibit B hereto, as applicable. Notwithstanding the foregoing, the entire Principal Amount of the Notes shall be due and payable, if not previously paid or reduced to zero by a Principal Reduction, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of Notes representing not less than a majority of the Principal Amount of the Notes Outstanding have declared the Notes to be immediately due and payable in the manner provided in Section 5.2. All payments of Principal Amounts on the Class A Floating Rate Notes shall be made pro rata to the Noteholders entitled thereto and all payments on the Class B Floating Rate Notes shall be made pro rata to the Noteholders entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Maturity Date or Redemption Date, as applicable, on which the Issuer expects that the Principal Amount of such Note shall be paid. Such notice shall be mailed or transmitted by facsimile prior to such Maturity Date or Redemption Date, as applicable, and shall specify that such principal payment shall be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemption of Notes shall be mailed to Noteholders as provided in Section 10.2.

         (c) If the Issuer defaults in a payment of interest on the Notes, the Issuer shall, on the Payment Date following such default, pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable [interest rate for the Interest Accrual Period with respect to which the default occurred] in any lawful manner. The Issuer shall pay such defaulted interest to the Persons who are Noteholders on the Record Date for such following Payment Date.

         (d) A Principal Reduction with respect to the Notes shall occur upon delivery to the Indenture Trustee by the Administrator of a Principal Reduction Notice which shall advise the Indenture Trustee of the payment by the Issuer of a Reinsurance Amount under the Reinsurance Agreement and shall specify the amount of such Reinsurance Amount. The amount of such Principal Reduction shall be allocated as follows:

         (i) first, pro rata among the Holders of Class B Floating Rate Notes until the aggregate Principal Amount of the Class B Floating Rate Notes shall be reduced to zero; and

         (ii) then, pro rata among the Holders of Class A Floating Rate Notes until the aggregate Principal Amount of The Class A Floating Rate Notes shall be reduced to zero.

The Indenture Trustee shall notify the Persons in whose name the Notes are registered of the occurrence of a Principal Reduction and of the amount of such Principal Reduction allocable to each $1,000 of original principal amount of the Class A Floating Rate Notes and of the Class B Floating Rate Notes. Such notice shall be mailed by first class mail, postage prepaid, or transmitted by facsimile promptly following receipt of such Principal Reduction Notice.

         (e) Upon the occurrence of a Contingent Principal Event, the Company's obligation to pay the Principal Amount of the Notes shall become contingent to the extent of the Loss Reserve Amount pending receipt of a Proof of Loss Claim under the Reinsurance Agreement. The amount of any such Loss Reserve Amount shall be allocated:

     (i) first, among the holders of the Class B Notes on a pro rata basis until the aggregate Notional Amount of the Class B Notes becomes wholly contingent, and

     (ii) second, among the holders of the Class A Notes on a pro rata basis until the aggregate Notional Amount of the Class A Notes becomes wholly contingent.

When the Proof of Loss Claim related to a Loss Reserve Amount is received, such Loss Reserve Amount and the related reduction in the Notional Amount of the Notes shall be reduced to the extent deemed appropriate by the Company, and the Principal Amount of the Notes shall be reduced by the Principal Reduction reflected in such Proof of Loss Claim.

         (f) Interest and principal due on any Payment Date on the Notes shall be payable by United States dollar check mailed first-class postage prepaid by a Paying Agent located outside the United States, such check in each case to be mailed to the Person entitled thereto at his address as it appears on the Note Register on the Record Date.

         SECTION 2.9. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.9, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it, provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

         SECTION 2.10. Release of Collateral. Subject to Section 8.4 and the terms of the Basic Documents, the

Indenture Trustee shall release property from the Lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

         SECTION 2.11. Definitive Notes. The Notes, upon original issuance, shall be issued in the form of definitive, fully registered and certificated Notes (the "Definitive Notes") to be delivered to the initial Holders thereof by the Issuer.

         SECTION 2.12. Authenticating Agents. The Indenture Trustee may appoint one or more Persons located outside of the United States (each, an "Authenticating Agent") with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.2, 2.3, 2.5 and 2.6, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes; provided that any such Authenticating Agent will perform such functions from within the United States only to the extent the Indenture Trustee is so permitted under this Indenture. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.12 shall be deemed to be the authentication of Notes "by the Indenture Trustee."

         Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture

Trustee. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Owner Trustee.

         The Issuer shall pay each Authenticating Agent from time to time reasonable compensation for its services. The provisions of Sections 2.9 and 6.4 shall be applicable to any Authenticating Agent.

                                   ARTICLE III

                                    COVENANTS

         SECTION 3.1. Payment of Principal and Interest. (a) The Issuer shall duly and punctually pay the Principal Amount of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer acknowledges that it has assigned to the Indenture Trustee (i) the right to receive Premium payments under the Reinsurance Agreement and Net Swap Receipts under the Interest Rate Swap, and
(ii) the right to receive the permitted investments held in the Regulation 114 Trust Account and net investment earnings thereon in accordance with the terms of the Regulation 114 Trust Agreement, subject to the prior security interest of the Ceding Insurer therein. Such payments shall, after payment by the non-U.S. branch of the Indenture Trustee of any Net Swap Payment payable under the Interest Rate Swap, be directed by the Indenture Trustee to a Note Payment Account established and maintained for the benefit of the Noteholders pursuant to Section 8.2. The Note Payment Account shall be maintained at a branch of the Indenture Trustee located outside of the United States. All amounts in the Note Payment Account on a Payment Date, Redemption Date, or Maturity Date, as the case may be, shall be remitted by such non-U.S. branch of the Indenture Trustee to the Paying Agent at a location outside of the United States for payment to the Expense Account and to Noteholders on such Payment Date, Redemption Date, or Maturity Date, as the case may be. [consider whether the remittance to the Paying Agent can take place on the

Business Day prior to the Payment Date] Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

         (b) The Indenture Trustee hereby appoints [non-U.S branch of the Indenture Trustee] as the initial Paying Agent for amounts due on the Notes.

         SECTION 3.2. Maintenance of Office or Agency by Issuer, The Chase Manhattan Bank as Noteholders' Presentment Agent. The Issuer hereby appoints the London branch of the Indenture Trustee as its agent for surrender of Notes for registration and transfer or exchange, and acceptance of notices and demands to be delivered to or upon the Issuer in respect of the Notes or this Indenture. The Chase Manhattan Bank agrees to act, on behalf of Noteholders, as presentment agent for the Noteholders (in this capacity, the "Noteholders' Presentment Agent"). The Noteholders' Presentment Agent, acting through its New York branch, will accept Notes surrendered for registration and transfer or exchange and notices or demands to be delivered to or upon the Issuer in respect of the Notes or the Indenture and shall forward the same to the London branch of the Indenture Trustee as agent for the Issuer. Nothing herein shall prevent any Noteholder from dealing directly with the London branch of the Indenture Trustee as agent for the Issuer and no Note, demand or notice presented or delivered to the Noteholders' Presentment Agent shall be effective against the Issuer until received by the London branch of the Indenture Trustee as agent of the Issuer.

         SECTION 3.3. Money for Payments To Be Held in Trust. (a) As provided in
Section 8.2, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Payment Account shall be made on behalf of the Issuer by the Paying Agent, and no amounts so withdrawn from the Note Payment Account for payments of Notes shall be paid over to the Issuer, except as provided in this Section 3.3.

         (b) On or before each Payment Date, Redemption Date and Maturity Date, the amount deposited in the Note Payment Account as set forth in Section 3.1 shall be an aggregate sum sufficient to pay the amounts then becoming due under the Notes and an additional amount of $______ to pay the Allocated Expenses, such sum to be held in trust for the benefit of the Persons entitled thereto, and the Indenture Trustee shall promptly notify the Noteholders, the Issuer and the Paying Agent if such amounts are not sufficient for such purpose.

         (c) On each Payment Date, Redemption Date and Maturity Date amounts shall be withdrawn from the Note Payment Account on behalf of the Issuer and paid in the following order of priority:

                  (i) the amount of $_____ shall be paid to the Expense Account;

                  (ii) all amounts then becoming due under the Notes shall be paid;

                  (iii) if there has been any Principal Reduction, to Holders of the Class A Floating Rate Notes and of the Class B Floating Rate Notes in the order of priority set forth in paragraphs (x) and (y) below; and

                  (iv) any remaining amount shall be paid to the Issuer.

Notwithstanding anything in the preceding sentence, if the Ceding Insurer pays additional Premium to the Issuer pursuant to Article 12B of the Reinsurance Agreement, after payment of the sum of $_____ to the Expense Account, all such additional Premium shall be retained by the Indenture Trustee in the Note Payment Account and held in trust for the benefit of the Noteholders and invested as provided in Section 8.3. After the payment of such additional Premium, payments of interest on the Notes shall be made on each Payment Date, in each case from the Note Payment Account and all remaining amounts shall be held in the Note Payment Account either until such amount is required to be paid to the Ceding Insurer pursuant to the Reinsurance Agreement or, if it is not required to be so paid, such amount shall be paid in the following order of priority:

                  (x) to the extent that any of the Class A Floating Rate Notes have been subject to a

         Principal Reduction, to Holders of such Notes on a pro rata basis until the aggregate amount of payments of principal made to such holders is equal to the original Principal Amount thereof and such Holders have received the same amount of interest on such Notes as they would have if the original Principal Amount thereof had not been subject to a Principal Reduction;

                  (y) to the extent that any of the Class B Floating Rate Notes have been subject to a Principal Reduction, to Holders of such Notes on a pro rata basis until the aggregate amount of payments of principal made to such holders is equal to the original Principal Amount thereof and such Holders have received the same amount of interest on such Notes as they would have if the original Principal Amount thereof had not been subject to a Principal Reduction; and

                  (z) any remaining amount shall be paid to the Issuer.

         (d) The Issuer shall cause each Paying Agent to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent shall:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                  (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                  (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                  (v) comply with all requirements of the Code and any state or local tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         (e) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         (f) Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

         SECTION 3.4. Existence. The Issuer shall keep in full effect its existence, rights and franchises as a company under the laws of the Cayman Islands, British West Indies (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other jurisdiction, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

         SECTION 3.5. Protection of Trust Estate. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

                  (i) maintain or preserve the Lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                  (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                  (iii) enforce any of the Collateral; and

                  (iv) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in such Collateral against the claims of all Persons.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.5.

         SECTION 3.6. Opinions as to Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the Lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such Lien and security interest effective.

         (b) On or before June 30, 1997, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the Lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that shall, in the opinion of such counsel, be required to maintain the Lien and secu-rity interest of this Indenture until the Maturity Date or the Redemption Date, as the case may be.

         SECTION 3.7. Performance of Obligations. (a) The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture and the other Basic Documents.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

         (c) The Issuer shall punctually perform and observe all its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including, but not limited to, filing or causing to be filed all financing statements and continuation statements required to be filed under the Relevant UCC by the terms of this Indenture in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Holders of at least a majority of the Principal Amount of the Notes Outstanding.

         (d) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer hereby agrees that it shall not, without the prior written consent of the Indenture Trustee or the Holders of at least a majority in Principal Amount of the Notes Outstanding, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Basic Documents).

         SECTION 3.8. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

                  (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee;

                  (ii) except for Principal Reductions required by this Indenture, claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or other applicable tax law);

                  (iii) dissolve or liquidate in whole or in part; or

                  (iv) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) except for the Lien of the Ceding Insurer set forth in Section 11.2, permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof or any interest therein or the proceeds thereof or (C) except for the Lien of the Ceding Insurer set forth in Section 11.2, permit the Lien of this Indenture not to constitute a valid first priority (other than with respect to any tax, mechanics' or other lien) security interest in the Trust Estate.

         SECTION 3.9. Annual Statement as to Compliance. The Issuer shall, from its office outside of the United States, deliver to the Indenture Trustee, on or prior to June 30, 1997, an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

                  (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

                  (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         SECTION 3.10. Issuer May Consolidate, etc., Only on Certain Terms. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                  (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger (i) shall be a Person organized and existing under the laws of the Cayman Islands or another jurisdiction that is not a part of the United States of America or any State and shall not be subject to United States income taxation on any of its income on a net basis, (ii) shall be regulated as an insurance company by the Cayman Islands or by such other jurisdiction, (iii) shall be engaged primarily and predominantly in the writing of insurance policies or the reinsurance of risks on insurance policies underwritten by insurance companies, (iv) shall not be "investment company" as defined in the Investment Company Act of 1940, as amended and (v) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (iv) any action that is necessary to maintain the Lien and security interest created by this Indenture shall have been taken; and

                  (v) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         (b) Other than as specifically contemplated by the Basic Documents, the Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person, unless:

                  (i) the Person that acquires by conveyance or transfer all or substantially all of the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) not be a United States citizen or a Person organized and existing under the laws of the United States of America or any State and not be subject to United States income tax on any of its income on a net basis, (B) not be an "investment company" as defined in the Investment Company Act of 1940, as amended (C) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (D) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes,
         (E) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes, and (F) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (iv) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                  (v) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         SECTION 3.11. Successor of Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all or substantially all of the assets and properties of the Issuer pursuant to Section 3.10(b), the Issuer shall be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that the Issuer is to be so released.

         SECTION 3.12. No Other Business. The Issuer shall not engage in any business other than the business contemplated by the Reinsurance Agreement and activities incidental thereto.

         SECTION 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for its liabilities under the Reinsurance Agreement, the Notes, the Interest Rate Swap and the other Basic Documents.

         SECTION 3.14. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture and the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         SECTION 3.15. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         SECTION 3.16. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 3.17. Restricted Payments. Except as otherwise expressly provided herein or in the Basic Documents, the Issuer shall not, directly or indirectly, (i) make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an equity interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose.

         SECTION 3.18. Notice of Events of Default. The Issuer shall, from its Grand Cayman office, give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and of each default on the part of any party to the Reinsurance Agreement or the Regulation 114 Trust Agreement with respect to any of the provisions thereof.

         SECTION 3.19. Removal of Administrator, Claims Reviewer and Loss Reserve Specialist. For so long as any Notes are Outstanding, the Issuer shall not remove the Administrator, the Claims Reviewer or the Loss Reserve Specialist without cause unless the Rating Agency Condition shall have been satisfied in connection therewith.

         SECTION 3.20. Maintenance of Books and Records. The Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of its obligations hereunder and the Issuer shall keep and maintain at all times, or cause to be kept and maintained at all times in its Grand Cayman office, all documents, books, records, accounts and other information reasonably necessary or advisable for the performance of its obligations hereunder.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

         SECTION 4.1. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12 and 3.13 hereof, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.3), and
(vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

         (A) any of

         (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.6 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

         (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Maturity Date or Redemption Date, as the case may be; or

         (3) the Principal Amount has been reduced to zero as the result of payments thereon and/or one or more Principal Reductions;

         (B) the Issuer has paid or caused to be paid all other sums payable hereunder and under any of the other Basic Documents by the Issuer;

         (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 12.1(a) and, subject to Section 12.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

         (D) [the Issuer has delivered to the Indenture Trustee an Opinion of Counsel to the effect that the satisfaction and discharge of the Notes pursuant to this Section 4.1 will not cause any Noteholder to be treated as having sold or exchanged any of its Notes for purposes of Section 1001 of the Code.]

         SECTION 4.2. Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for the Principal Amount and interest, but such monies need not be segregated from other funds except to the extent required herein or in the Regulation 114 Trust Agreement or required by law or any of the other Basic Documents.

         SECTION 4.3. Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

                                    ARTICLE V

                                    REMEDIES

         SECTION 5.1. Events of Default. "Event of Default," wherever used herein, means the occurrence of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five (5) days or more; or

                  (ii) default in the payment of the Principal Amount of any Note when the same becomes due and payable; or

                  (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture, or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of sixty (60) days [or in the case of a materially incorrect representation and warranty thirty (30) days], after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of not less than 25% of the Principal Amount of the Notes Outstanding, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

                  (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;

                  (v) the commencement by the Issuer of a voluntary case under any applicable federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing;

                  (vi) the Issuer shall incur any liability, other than pursuant to the Reinsurance Agreement, in excess of $__, and such liability shall remain unsatisfied for a period of __( ) consecutive days.

         The Issuer shall deliver to the Indenture Trustee, within five (5) days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

         SECTION 5.2. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Principal Amount of the Notes Outstanding may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid Principal Amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable, subject to the provisions of Section 11.1.

         (b) At any time after a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Holders of Notes representing a majority of the Principal Amount of the Notes Outstanding, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

         (A) all payments of the Principal Amount of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes, if the Event of Default giving rise to such acceleration had not occurred; and

         (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture

Trustee and its agents and counsel and other amounts due and owing to the Indenture Trustee pursuant to Section 6.7; and

                  (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

         SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) Subject to the provisions of Section 11.1, the Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) days, or (ii) default is made in the payment of the Principal Amount of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for the Principal Amount and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest [at the rate borne by the Notes] and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel and other amounts due and owing to the Indenture Trustee pursuant to Section 6.7.

         (b) Subject to the provisions of Section 11.1, in case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

         (c) Subject to the provisions of Section 11.1, if an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) Subject to the provisions of Section 11.1, in case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under any applicable federal, state or foreign bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the Principal Amount of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of the Principal Amount and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and all other amounts due and owing to the Trustee pursuant to Section 6.7) and of the Noteholders allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                  (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to pay all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other amounts due and owing to the Trustee pursuant to Section 6.7.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) Subject to the provisions of Article XI, all rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         SECTION 5.4. Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.5 and Section 11.1):

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment, obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                  (iii) exercise any remedies of a secured party under the Relevant UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

                  (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in Section 5.1(i) or (ii), unless (A) the Holders of 100% of the Principal Amount of the Notes Outstanding consent thereto, (B) the proceeds of such sale or liquidation are sufficient to pay in full the Principal Amount of and the accrued interest on the outstanding Notes or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of the Principal Amount of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66-2/3% of the Principal Amount of the Notes Outstanding. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) above, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

                  (i) first, to the Indenture Trustee for amounts due under
         Section 6.7;

                  (ii) second, to the Expense Account for payment of the Allocated Expenses;

                  (iii) third, to Noteholders for amounts due and unpaid on the Notes in respect of interest, ratably, without preference or priority of any kind (other than with regard to whether the Notes are Class A Floating Rate Notes or Class B Floating Rate Notes and consequent differences in the Principal Amount thereof), according to the amounts due and payable on the Class A Floating Rate Notes and the Class B

         Floating Rate Notes, respectively, for interest; and

                  (iv) fourth, to Holders of the Class A Floating Rate Notes and Holders of the Class B Floating Rate Notes in payment of the Principal Amount thereof due and unpaid on the Notes, ratably, without preference or priority of any kind (other than with regard to whether the Notes are Class A Floating Rate Notes or Class B Floating Rate Notes and consequent differences in the Principal Amount thereof), according to the Principal Amount due and payable on the Class A Floating Rate Notes and the Class B Floating Rate Notes, until the Principal Amount of the Notes is reduced to zero.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.4. At least fifteen (15) days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

         SECTION 5.5. Optional Preservation of the Trust Estate. Subject to the provisions of Section 11.1, if the Notes have been declared to be due and payable under Section 5.2 following an Event of Default, and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate and apply proceeds as if there had been no declaration of acceleration. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of the Principal Amount of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         SECTION 5.6. Limitation of Suits. Subject to the provisions of Section 11.1, no Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

         (b) the Holders of not less than 25% of the Principal Amount of the Notes Outstanding have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

         (c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

         (d) the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

         (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Principal Amount of the Notes Outstanding.

         It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Principal Amount of the Notes Outstanding, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture. Notwithstanding any provision of this Section

5.6, the Indenture Trustee shall not take any action inconsistent with Section 11.1.

         SECTION 5.7. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the Principal Amount of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that the right of Holders to receive payments of the Principal Amount on the Notes is subject to Section 11.1 and to the terms of the Reinsurance Agreement and the Regulation 114 Trust Agreement providing for payment of Ultimate Net Loss in excess of the Trigger Amount to the Ceding Insurer.

         SECTION 5.8. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         SECTION 5.9. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or any acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

         SECTION 5.11. Control by Noteholders. Subject to the provisions of
Section 11.1, the Holders of a majority of the Principal Amount of the Notes Outstanding shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

         (a) such direction shall not be in conflict with any rule of law or with this Indenture;

         (b) subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Principal Amount of the Notes Outstanding;

         (c) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Principal Amount of the Notes Outstanding to sell or liquidate the Trust Estate shall be of no force and effect; and

         (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

         Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in costs, expenses and liabilities for which it will not be adequately indemnified or might materially adversely affect the rights of any Noteholders not consenting to such action.

         SECTION 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Holders of Notes representing not less than a majority of the Principal Amount of the Notes Outstanding may waive any past Default or Event of Default and its consequences except a Default (a) in the payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be amended, supplemented or modified without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         SECTION 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder or group of Noteholders, in each case holding in the aggregate more than 10% of the Principal Amount of the Notes Outstanding of (c) any suit instituted by any Noteholder for the en-forcement of the payment of the Principal Amount of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

         SECTION 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.15. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

         SECTION 5.16. Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Ceding Insurer, the Claims Reviewer, the Loss Reserve Specialist and the Regulation 114 Trustee, as applicable, of each of their obligations to the Issuer under or in connection with the Reinsurance Agreement, the Claims Review Agreement, the Loss Reserve Specialist Agreement or the Regulation 114 Trust Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in con-nection with the Reinsurance Agreement, the Claims Review Agreement, the Loss Reserve Specialist Agreement and the Regulation 114 Trust Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Ceding Insurer, the Claims Reviewer, the Loss Reserve Specialist or the Regulation 114 Trustee thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Ceding Insurer, the Claims Reviewer, the Loss Reserve Specialist or the Regulation 114 Trustee of each of their obligations under the Reinsurance Agreement, the Claims Review Agreement, the Loss Reserve Specialist Agreement and the Regulation 114 Trust Agreement.

         (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone, confirmed in writing promptly thereafter) of the Holders of 66-2/3% of the Principal Amount of the Notes Outstanding shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Ceding Insurer, the Claims Reviewer, the Loss Reserve Specialist or the Regulation 114 Trustee under or in connection with the Reinsurance Agreement, the Claims Review Agreement, the Loss Reserve Specialist Agreement or the Regulation 114 Trust Agreement, including the right or power to take any action to compel or secure performance or observance by the Ceding Insurer, the Claims Reviewer, the Loss Reserve Specialist or the Regulation 114 Trustee, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver under the Reinsurance Agreement, the Claims Review Agreement, the Loss Reserve Specialist Agreement or the Regulation 114 Trustee Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

         SECTION 6.1. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the Indenture Trustee undertakes to perform such
                  duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                           (ii) in the absence of bad faith on its part, the
                  Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and, if required by the terms of this Indenture, conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of
                  paragraph (b) of this Section 6.1;

                           (ii) the Indenture Trustee shall not be liable for
                  any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Indenture Trustee shall not be liable with
                  respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                  Section 5.11.

                  (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this
Section 6.1.

                  (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

                  (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.

                  (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.

                  (i) The Indenture Trustee shall not be charged with knowledge of any Event of Default unless either (1) a Responsible Officer shall have actual knowledge of such Event of Default or (2) written notice of such Event of Default shall have been given to the Indenture Trustee in accordance with the provisions of this Indenture.

                  SECTION 6.2. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matters stated in the document.

                  (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certifi-cate or Opinion of Counsel unless it is proved that the Indenture Trustee was negligent in such reliance.

                  (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

                  (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omission by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith.

                  (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 6.3. Individual Rights of Indenture Trustee. The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent hereunder may do the same with like rights.

                  SECTION 6.4. Indenture Trustee's Disclaimer. The Indenture Trustee (i) shall not be responsible for, and makes no representation, as to the validity or adequacy of this Indenture or the Notes and (ii) shall not be accountable for the Issuer's use of the proceeds from the Notes, or responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

                  SECTION 6.5. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of such Default within thirty (30) days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

                  SECTION 6.6. Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver, from an office located outside of the United States, to each Noteholder such information as may be required to enable such Holder to prepare its federal and state income tax returns.

                  SECTION 6.7. Compensation and Indemnity. (a) The Issuer shall, or shall cause the Administrator, to pay to the Indenture Trustee from time to time reasonable compensation for its services. Any such payments shall be made from and to a bank account maintained outside of the United States. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall, or shall cause the Administrator to, reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall, or shall cause the Administrator to, indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer of its obligations hereunder. The Issuer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the

Issuer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnity against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

                  (b) The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.7 shall survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under any applicable federal, state or foreign bankruptcy, insolvency or similar law.

                  SECTION 6.8. Replacement of Indenture Trustee. (a) No resignation or removal of the Indenture Trustee, and no appointment of a successor Indenture Trustee, shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in Principal Amount of the Notes Outstanding may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Issuer and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

                           (i) the Indenture Trustee fails to comply with
                  Section 6.11;

                           (ii) the Indenture Trustee is adjudged a bankrupt or
                  insolvent;

                           (iii) a receiver or other public officer takes charge
                  of the Indenture Trustee or its property; or

                           (iv) the Indenture Trustee otherwise becomes
                  incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being re-ferred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

                  (b) Any successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

                  (c) If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Principal Amount of the Notes Outstanding may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

                  (d) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the Issuer's obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

                  SECTION 6.9. Successor Indenture Trustee by Merger. (a) If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 and
Section 6.13. The Indenture Trustee shall provide the Rating Agencies with prior written notice of any such transaction.

                  (b) In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, to any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee. In all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

                  SECTION 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver an instrument to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section , such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, powers, duties and obligations
                  conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly

                  (it being understood that such separate trustee or co-trustee shall not be authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                           (ii) no trustee hereunder shall be personally
                  liable by reason of any act or omission of any other trustee hereunder; and

                           (iii) the Indenture Trustee may at any time accept
                  the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

                  (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee or its parent shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long-term debt rating of investment grade by each of the Rating Agencies or shall otherwise be acceptable to each of the Rating Agencies. The Indenture Trustee shall comply with TIA Section 310(b).

                  SECTION 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                  SECTION 6.13. Indenture Trustee to Act from an Office Outside the United States. Except as otherwise expressly permitted under this Indenture or expressly required by applicable law, the Indenture Trustee (and any successor Indenture Trustee, co-trustee or separate trustee) shall perform all the functions and activities required of or permitted to it under this Indenture (as they relate to the Issuer, the Notes or the Noteholders) from an office outside of the United States.

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

                  SECTION 7.1. Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished, from and at a location outside of the United States, to the Indenture Trustee
(a) not more than five (5) days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished by the Issuer. The Indenture Trustee shall maintain such list at a location outside of the United States.

                  SECTION 7.2. Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, at a location outside of the United States, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

                  (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

                  (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

                  SECTION 7.3.  Reports by Issuer.  (a)  The Issuer shall:

                           (i) file with the Indenture Trustee, within fifteen
                  (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to
                  Section 13 or 15(d) of the Exchange Act;

                           (ii) file with the Indenture Trustee and the
                  Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                           (iii) supply to the Indenture Trustee (and the
                  Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) and by rules and regulations prescribed from time to time by the Commission.

                  (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall correspond to the calendar year.

                  SECTION 7.4. Reports by Indenture Trustee. (a) If required by TIA Section 313(a), [not later than June 30, 1997], the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

                  (b) A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

                  SECTION 8.1. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the

Indenture Trustee pursuant to this Indenture, the Reinsurance Agreement, the Interest Rate Swap and the Regulation 114 Trust Agreement, provided, however, that all such receipts and collections shall be remitted outside of the United States. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, and subject to the provisions of Section 11.1, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V hereunder.

                  SECTION 8.2. Note Payment Account. On or prior to the Closing Date, a branch of the Indenture Trustee located outside of the United States shall establish and maintain, for the benefit of the Noteholders, a Note Payment Account, which shall be a segregated trust account maintained at a location outside of the United States. Any and all funds at any time on deposit in, or otherwise to the credit of, the Note Payment Account shall be held in trust by such branch of the Indenture Trustee located outside of the United States for the benefit of the Noteholders. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Note Payment Account shall be in accordance with Sections 3.1 and 3.3, as applicable. The Indenture Trustee agrees to give the Issuer, the Noteholders immediate notice if the Note Payment Account or any funds on deposit therein, or otherwise to the credit of the Note Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. Except as set forth in Sections 3.3 and 8.3, the Issuer shall not have any legal, equitable or beneficial interest in the Note Payment Account.

                  SECTION 8.3. General Provisions Regarding Accounts. (a) To the extent that funds are held in the Note Payment Account and are not required to be paid out within two Business Days, such funds shall be invested by the non-U.S. branch of the Indenture Trustee in the Per-mitted Investments. On or before each Payment Date, all income or other gain (net of losses and investment expenses) from investments of monies deposited in the Note Payment Account shall be withdrawn by the non-U.S. branch of the Indenture Trustee from such account and remitted to the Paying Agent for payment in accordance with Section 3.3.

                  (b) Neither the Indenture Trustee nor the non-U.S. branch thereof shall in any way be held liable by reason of any insufficiency in the Note Payment Account resulting from any loss on any Permitted Investment included therein, except for losses attributable to the Indenture Trustee's failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

                  SECTION 8.4. Release of Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this
Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

                  (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.7 have been paid in full, release any remaining portion of the Trust Estate that secured the Notes from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.4(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 12.1.

                  (c) If at any time the Issuer is liable to pay a Reinsurance Amount, the Indenture Trustee shall release such of the Securities Account Collateral from the Lien of this Indenture, or convey the Indenture Trustee's interest in the same, as is equal to the value of such Reinsurance Amount.

                  (d) Subject to the payment of its fees and expenses pursuant to Section 6.7, if at any time any of the Allocated Expenses are due and payable, the Indenture Trustee shall release such of the Expense Account from the Lien of this Indenture, or convey the Indenture Trustee's interest in the same, as is equal to the value of the Allocated Expenses then due.

                  SECTION 8.5. Opinion of Counsel. The Indenture Trustee shall receive at least seven (7) days notice when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                  SECTION 8.6. Expense Account. On or prior to the Closing Date, the Issuer shall establish and maintain outside of the United States, an Expense Account, which shall be a segregated trust account. Any and all funds at any time on deposit in, or otherwise to the credit of, the Expense Account shall be held in trust and shall only be withdrawn therefrom to pay the Allocated Expenses.


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
                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

                  SECTION 9.1. Supplemental Indentures Without Consent of Noteholders. Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                           (i) to correct or amplify the description of any
                  property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                           (ii) to evidence the succession, in compliance with
                  the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                           (iii) to add to the covenants of the Issuer, for the
                  benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                           (iv) to convey, transfer, assign, mortgage or
                  pledge any property to or with the Indenture Trustee;

                           (v) to cure any ambiguity, to correct or supplement
                  any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture which will not be inconsistent with other provisions of the Indenture;

                           (vi) to evidence and provide for the acceptance of
                  the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

                           (vii) to modify, eliminate or add to the provisions
                  of this Indenture to such extent as shall be necessary to affect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder, (ii) the Rating Agency Condition shall have been satisfied with respect to such action and (iii) such action shall not, as evidenced by an Opinion of Counsel, have any material adverse impact on the income taxation of any Notes Outstanding or any Noteholder. The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained; provided that no modification of Article XI or Section 8.4(c) and no modification that makes a provision of this Indenture that is subject to Section
11.1 on the Closing Date no longer subject to Section 11.1 or that otherwise modifies the subordination provisions in respect of the Securities Account Collateral in this Indenture on the Closing Date shall be made without the written consent of the Ceding Insurer.

                  SECTION 9.2. Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Principal Amount of the Notes Outstanding, by Act of such Holders delivered to the Issuer and the Indenture Trust-


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
ee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Holders of the Notes under this Indenture; provided that no modification of
Article XI and no modification that makes a provision of this Indenture that is subject to Section 11.1 on the Closing Date no longer subject to Section 11.1 or that otherwise modifies the subordination provisions in respect of the Securities Account Collateral in this Indenture on the Closing Date shall be made without the written consent of the Ceding Insurer; provided further, that
(i) the Rating Agency Condition shall have been satisfied with respect to such action and (ii) such action shall not, as evidenced by an Opinion of Counsel, have any material adverse impact on the United States federal income taxation of any Notes Outstanding or any Noteholder; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                           (i) change the Maturity Date or the date of payment
                  of interest on any Note, or reduce the Principal Amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in
                  Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

                           (ii) reduce the percentage of the Principal Amount of
                  the Notes Outstanding, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                           (iii) modify or alter the provisions of the proviso
                  to the definition of the term "Outstanding";

                           (iv) reduce the percentage of the Principal Amount of
                  the Notes Outstanding required to direct the Indenture Trustee to sell or liquidate the Trust Estate pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the Principal Amount and accrued but unpaid interest on the Notes;

                           (v) modify any provision of this Indenture specifying
                  a percentage of the aggregate Principal Amount of the Notes necessary to amend this Indenture or the other Basic Documents except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                           (vi) modify any of the provisions of this Indenture
                  in such manner as to affect the calculation of the amount of any payment of interest or Principal Amount due on any Note on any Payment Date, Redemption Date or Maturity Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

                           (vii) except as contemplated by the Granting Clause
                  of this Indenture, permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any such collateral at any time subject hereto or deprive the Holder of any Note of the security provided by the Lien of this Indenture.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

                  It shall not be necessary for any Act of Noteholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  SECTION 9.3. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

                  SECTION 9.4. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant


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
to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  SECTION 9.5. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

                  SECTION 9.6. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                               REDEMPTION OF NOTES

                  SECTION 10.1. Redemption. (a) The Issuer shall redeem the Notes in whole on the Mandatory Redemption Date if the Ceding Insurer does not elect to extend the Claims Period for the Extended Claims Made Period under the Reinsurance Agreement. The Issuer shall furnish the Rating Agencies and the Noteholders notice of any such redemption. If the Notes are to be redeemed pursuant to this Section 10.1(a), the Issuer shall fur-nish notice of such election to the Indenture Trustee not later than [five (5)] days prior to the Redemption Date and the Issuer shall deposit by 10:00 A.M. (New York City time) on the Redemption Date with the Indenture Trustee at its branch outside of the United States in the Note Payment Account the Redemption Price for the Principal Amount of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date.

                  (b) In the event that the Ceding Insurer shall have failed to make any payment of Premium to the Issuer when due in accordance with the terms of the Reinsurance Agreement, the Issuer shall redeem the Notes on the next Payment Date. If the Notes are to be redeemed pursuant to this Section 10.1(b), the Issuer shall, to the extent practicable, furnish notice of such event to the Indenture Trustee not later than one (1) day prior to the Redemption Date, and the Issuer shall deposit by 10:00 a.m. (New York City time) on the Redemption Date with the Indenture Trustee at its branch outside of the United States in the Note Payment Account the Redemption Price for the Principal Amount of Notes then Outstanding, whereupon all such Notes shall be due and payable on the Redemption Date.

                  SECTION 10.2. Form of Redemption Notice. Notice of redemption under Section 10.1(a) shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile, mailed or transmitted promptly following receipt of notice from the Issuer pursuant to Section 10.1(a), but not later than ten (10) days prior to the applicable Redemption Date, to each Holder of Notes as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

                  All notices of redemption shall state:

                             (i)      the Principal Amount of Notes to be
                                      redeemed;

                            (ii)      the Redemption Date;

                           (iii)      the Redemption Price; and


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
                           (iv) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be an office or agency of the Issuer or Indenture Trustee to be maintained outside the United States).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

                  SECTION 10.3. Notes Payable on Redemption Date. The Principal Amount of the Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1(a)), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                   ARTICLE XI

                             COLLATERAL AND SECURITY

                  SECTION 11.1. Enforcement. The Indenture Trustee will not take or omit to take any action or assert any claim with respect to the Securities Account Collateral or otherwise which is inconsistent with the provisions of this Indenture. Until the Issuer's obligations under the Reinsurance Agreement have been fully discharged, neither the Indenture Trustee nor the Noteholders shall assert, collect or enforce the Securities Account Collateral or any part thereof or take any action to foreclose or realize upon the Securities Account Collateral or any part thereof or enforce this Indenture or have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from the Securities Account Collateral.

                  SECTION 11.2. Bankruptcy, Etc. (a) Subject to Section 11.2(c), at any meeting of creditors of the

Issuer or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Issuer or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution, winding up or rehabilitation of the Issuer or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Issuer for relief under Cayman Islands bankruptcy, insolvency or insurance law or any other bankruptcy, reorganization, insolvency or insurance law or any other law relating to the relief of debtors or insurance companies, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshal-ling of assets or otherwise, the Ceding Insurer is hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect the Securities Account Collateral and apply the Securities Account Collateral to the Issuer's obligations under the Reinsurance Agreement, until all of the Issuer's obligations under the Reinsurance Agreement shall have been paid in full in cash, rendering to the Indenture Trustee any surplus to which the Indenture Trustee is then entitled.

                  (b) Subject to Section 11.2(c), at any such meeting of creditors or in the event of any such case or proceeding, the Indenture Trustee shall, subject to the terms of the Regulation 114 Trust Agreement and the Reinsurance Agreement, retain the right to vote and otherwise act with respect to the Securities Account Collateral (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that the Indenture Trustee shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any of the Issuer's obligations under the Reinsurance Agreement or any collateral therefor, (ii) the relative rights and duties of the Ceding Insurer under the Reinsurance
Agreement with respect to any of such collateral or (iii) the Indenture Trustee's obligations and agreements set forth in this Indenture.

                  (c) Neither Section 11.2(a) nor Section 11.2(b) shall limit or otherwise affect the provisions of the Reinsurance Agreement or the Regulation 114 Trust Agreement, and the Indenture Trustee takes the Grant to it of the Issuer's right, title and interest in the Reinsurance Agreement, the Regulation 114 Trust Agreement and the Securities Account Collateral subject to the provisions of such agreements.

                  SECTION 11.3. Lien Subordination. Notwithstanding any term of this Indenture, the Issuer and the Indenture Trustee, on behalf of the Noteholders, agree that the Grant by the Issuer of all its right, title and interest in, to and under the Securities Account Collateral is junior and subordinate to the right, title and interest in, to and under the Securities Account Collateral of the Ceding Insurer and that the liens and security interests of the Ceding Insurer in the Securities Account Collateral shall be senior and prior in right of priority to the liens and security interest of the Indenture Trustee in the Securities Account Collateral irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof. The Indenture Trustee hereby agrees, upon request of the Ceding Insurer at any time and from time to time, to execute such other documents or instruments as may be requested by the Ceding Insurer further to evidence of public record or otherwise the senior priority of the Issuer's obligations under the Reinsurance Agreement, as contemplated hereby. The Indenture Trustee further agrees to maintain on its books and records such notations as the Ceding Insurer may reasonably request to reflect the subordination contemplated hereby and to perfect or preserve the rights of the Ceding Insurer hereunder. A copy of this Indenture may be filed as a financing statement in any Relevant UCC recording office.

                  SECTION 11.4. Issuer's Obligations Absolute. Nothing contained in this Indenture shall impair, as between the Issuer and the Indenture Trustee, the obligation of the Issuer to pay to the Indenture Trustee all amounts payable in respect of the Notes as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Indenture Trustee (except as expressly otherwise provided in Section 11.1, 11.2 or 11.3) from exercising all rights, powers and remedies otherwise permitted by this Indenture and by applicable law upon a default in the payment of the Notes or under


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
this Indenture, all, however, subject to the rights of the Ceding Insurer as set forth in this Indenture.

                  SECTION 11.5. Termination of Subordination. All provisions of this Indenture related to the Securities Account Collateral shall continue in full force and effect, and the obligations and agreements of the Indenture Trustee and the Issuer thereunder shall continue to be fully operative, until all of the Issuer's obligations under the Reinsurance Agreement shall have been paid and satisfied in full in cash and such full payment and satisfaction shall be final and not avoidable. To the extent that the Issuer or the Regulation 114 Trust makes any payment on the Issuer's obligations under the Reinsurance Agreement that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state, federal or Cayman Islands law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Issuer's obligations under the Reinsurance Agreement that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from the Ceding Insurer, [an event of default shall be deemed to have existed and to be continuing under the Reinsurance Agreement] from the date of the Ceding Insurer's initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to the Ceding Insurer. During any continuance of any such event of default, this Indenture shall be in full force and effect with respect to the Notes. To the extent that the Indenture Trustee has received any payments with respect to the Notes subsequent to the date of the Ceding Insurer's initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state, federal or Cayman Islands law, common law or equitable cause, the Indenture Trustee shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Ceding Insurer, and the Indenture Trustee hereby agrees to pay to the Ceding Insurer, upon demand,


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
the full amount so received by the Indenture Trustee during such period of time to the extent necessary fully to restore to the Ceding Insurer the amount of such Voided Payment. Upon the payment and satisfaction in full in cash of all of the Issuer's obligations under the Reinsurance Agreement, which payment shall be final and not avoidable, all provisions of this Indenture relating to the Securities Account Collateral will automatically terminate without any additional action by any party hereto.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  SECTION 12.1. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 12.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (A) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;


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
                  (C) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (D) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                  (b)(i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 12.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

                     (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is ten percent (10%) or more of the Principal Amount of the Notes Outstanding, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent (1%) of the Principal Amount of the Notes Outstanding.

                           (iii) Whenever any property or securities are to be
                  released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                           (iv) Whenever the Issuer is required to furnish to
                  the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals ten percent (10%) or more of the Principal Amount of the Notes Outstanding, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent (1%) of the Principal Amount of the then Outstanding Notes.

                           (v) Notwithstanding Section 2.10 or any other
                  provisions of this Section 11.1, the Issuer may, without compliance with the requirements of the other provisions of this Section 12.1, [make payments of fees] as and to the extent permitted or required by the Basic Documents.

                  SECTION 12.2. Form of Documents Delivered to Indenture Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  (b) Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Regulation 114 Trust Trustee, the Ceding Insurer, the Administrator or the Issuer, stating that the information with respect to such factual matters is in the possession of the Regulation 114 Trust Trustee, the Ceding Insurer, the Administrator or the Issuer, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  (c) Where any Person is required to make, give or execute two or more applications, requests, comments, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  (d) Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

                  SECTION 12.3. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied herein and evidenced thereby) are herein sometimes referred to as the "Act" of -- the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 12.3.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

                  (c) The ownership of Notes shall be proved by the Note
Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                  SECTION 12.4. Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice,

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
consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

                           (i) the Indenture Trustee by any Noteholder or by the
                  Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust office; or

                           (ii) the Issuer by the Indenture Trustee or by any
                  Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: ____________________, with a copy to the Administrator at _______________________________________, or
                  at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

                  Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, personally delivered, telecopied or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., __________ Department, 99 Church Street, New York, New York 10007, telecopy:
(212)          and (ii) in case of Standard & Poor's, at the following address:
Standard & Poor's Ratings Services, 26 Broadway (15th Floor), New York, New York
10004, attention of __________________ Department, telecopy: (212)         .

                  SECTION 12.5. Notices to Noteholders; Waiver. (a) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage pre-paid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

                  (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

                  (c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

                  (d) Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

                  SECTION 12.6. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

                  SECTION 12.7. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  SECTION 12.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 12.9. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

                  SECTION 12.10. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 12.11. Benefits of Indenture. Subject to Sections 9.1 and 9.2, nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 12.12. Legal Holiday. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

                  SECTION 12.13. Governing Law. This Indenture shall be construed in accordance with the laws of the State of New York.

                  SECTION 12.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 12.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

                  SECTION 12.16. Corporate Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee in its individual capacity, any holder of equity in the Issuer or the Indenture Trustee or in any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee has no such obligations in their individual capacity), and except that any such partner, owner or equity holder shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                  SECTION 12.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal, state or foreign bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents until the expiration of one year and one day from the termination of the Reinsurance Agreement.

                  SECTION 12.18. Inspection. The Issuer agrees that, with reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

                  SECTION 12.19. Agent for Service; Submission to Jurisdiction. By the execution and delivery of this Indenture, the Issuer (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System, 1633 Broadway, New York, NY 10019 as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any federal or New York state court located in The City of New York, or brought by the Indenture Trustee (whether in its individual capacity or in its capacity as Indenture Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Issuer (mailed or delivered to the Issuer's Secretary at its principal office in Grand Cayman, Cayman Islands, British West Indies as specified in Section 12.4 hereof), shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect.

         SECTION 12.20. Waiver of Immunities. To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

                  IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                           RESIDENTIAL REINSURANCE LIMITED

                                           By:____________________________
                                               Name:
                                               Title:

                                           THE CHASE MANHATTAN BANK
                                           not in its individual
                                           capacity but solely as Indenture
                                           Trustee

                                           By:____________________________
                                               Name:
                                               Title:

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

                  BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared , known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said RESIDENTIAL REINSURANCE LIMITED, an [insurance company organized under the laws of the Cayman Islands], for the purpose and consideration therein expressed, and in the capacities therein stated.

                  GIVEN UNDER MY HAND AND SEAL OF OFFICE, this __ day of August, 1996.

                                                   ____________________________
                                                   Notary Public in and for the
                                                   State of New York.

[Seal]

My commission expires:

__________________________

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

                  BEFORE ME, the undersigned authority, a Notary Public in and
for said county and state, on this day personally appeared                ,
known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of [NAME], a _______ banking corporation, and that such person executed the same as the act of said corporation for the purpose and consideration therein stated.

                  Then personally appeared and acknowledged that the foregoing instrument executed by him/her as of The Chase Manhattan Bank to be his/her free act and deed and the free act and deed of [Indenture Trustee].

                  GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ___ day of August, 1996.

                                                   ____________________________
                                                   Notary Public in and for the
                                                   State of New York.

[Seal]

My commission expires:

___________________________

                                                                       EXHIBIT A

                             [FORM OF CLASS A NOTE]

THIS NOTE MAY NOT BE ACQUIRED IN OR TRANSFERRED INTO, OR BE ACQUIRED BY OR TRANSFERRED TO ANY PERSON RESIDENT IN, THE STATES OF [ ], [ ], [ ] AND [ ]. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER WILL BE REQUIRED TO DELIVER TO THE INDENTURE TRUSTEE A CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT C TO THE INDENTURE TO THE EFFECT THAT THE PROPOSED TRANSFER IS NOT TO OCCUR IN OR INTO ANY OF SUCH STATES AND THAT THE PROPOSED TRANSFEREE IS NOT A RESIDENT OF ANY OF SUCH STATES.

AS SET FORTH HEREIN, BOTH THE OUTSTANDING PRINCIPAL AMOUNT AND THE NOTIONAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                                $_____

No.                                                          CUSIP NO.__________

                         RESIDENTIAL REINSURANCE LIMITED

                           CLASS A FLOATING RATE NOTES

                  RESIDENTIAL REINSURANCE LIMITED, a company incorporated and existing under the laws of the Cayman Islands (herein referred to as the "Issuer"), for value received, hereby promises to pay to ___________, or registered assigns, the principal sum of _____________________ DOLLARS, as such amount may be reduced by any Principal Reduction, on January 2, 1998, together with interest on each payment date at the per annum rate specified on the reverse hereof on the Principal Amount of this Note outstanding on the previous Payment Date after giving effect to any payments and/or Principal Reduction made on such previous Payment Date (or on the Closing Date in the case of the first Payment Date).

                  Payment Dates: The first day of each month, or if such day is not a Business Day, the next succeeding Business Day, commencing on September 3, 1996 and ending on the earlier of the date on which the Principal Amount of this
Note is reduced to zero through a Principal Reduction, the Maturity Date or the Redemption Date.

                  Record Dates: the fifteenth (15th) day preceding any Payment Date.

                  Additional provisions of this Note are set forth on the other side of this Note. Capitalized terms used and not otherwise defined herein are defined in the Indenture, dated as of August __, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, the "Indenture") between RESIDENTIAL REINSURANCE LIMITED and THE CHASE MANHATTAN BANK, a New York corporation, as Indenture Trustee (in such capacity, the "Indenture Trustee").

                  Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:

                                            RESIDENTIAL REINSURANCE LIMITED


                                            By:___________________________
                                                   Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:
                                                THE CHASE MANHATTAN BANK
                                                not in its individual capacity
                                                but solely as Indenture Trustee

                                            By: ___________________________
                                                Authorized Officer

                         [Form of Reverse Side of Note]

                       Class A Floating Rate Note due 1998

1.       Interest

                  The Issuer shall pay interest on this Note on each Payment Date at a per annum rate equal to the Applicable LIBOR Rate plus __%, on the Principal Amount of this Note outstanding on the previous Payment Date after giving effect to any payments and/or Principal Reduction made on such previous Payment Date (or on the Closing Date in the case of the first Payment Date). The Issuer shall pay interest on each Payment Date until the Principal Amount of this Note is paid or made available for payment or reduced to zero on account of payments and/or Principal Reductions, subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the previous Payment Date (or, in the case of the initial Payment Date, from August __, 1996) to but excluding such Payment Date (an "Interest Accrual Period"). Interest will be computed on the basis of the actual number of days elapsed and a 360-day year. The Principal Amount of and interest on this Note shall be paid in the manner specified below.

                  "Principal Amount" of any Note shall mean the original principal amount of such Note reduced by the amount of any Principal Reduction allocated to such Note.

                  "Principal Reduction" shall mean a reduction in the Issuer's obligation to pay the principal of a Note pursuant to the Indenture as a result of the payment by the Issuer to the Ceding Insurer under the Reinsurance Agreement.

                  "LIBOR" for each Interest Accrual Period (the "Applicable LIBOR Rate") will be determined by the Calculation Agent as follows: (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Accrual Period (a "LIBOR Determination Date"), the Calculation Agent shall determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of one month, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBOR Page at approximately 11:00 a.m., London time on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Accrual Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent. (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for one month, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a Principal Amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Accrual Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Accrual Period will be the arithmetic means of rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for one month, commencing on such Interest Reset Date, and in a Principal Amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Accrual Period will be the same as LIBOR for the immediately preceding Interest Accrual Period.

                  "Interest Reset Date" shall be the first day of each Interest Accrual Period.

                  "Calculation Agent" shall mean The Chase Manhattan Bank.

2.       Indenture

                  This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A Floating Rate Notes (herein called the "Class A Floating Rate Notes"), issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of such Notes. Also issued under the Indenture are the Class B Floating Rate Notes (the "Class B Floating Rate Notes" and, together with the Class A Floating Rate Notes, the "Notes"). The Notes are subject to all terms of the Indenture.

3.       Collateral

                  The Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture subject to the prior security interest of the Ceding Insurer pursuant to the Indenture and limitations on enforcement in Section 11.1 thereof.

4.       Repayment of Principal

                  The entire unpaid Principal Amount of this Note shall be due and payable on the Maturity Date. Notwithstanding the foregoing, the entire unpaid Principal Amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing not less than a majority of the Principal Amount of the Outstanding Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Notes shall be subject to the terms of the Reinsurance Agreement and any resulting Principal Reduction of the Principal Amount of the Notes in accordance with Section 2.8(d) of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto; provided that the Principal Amount of the Class B Floating Rate Notes shall be reduced on a pro rata basis to zero by means of Principal Reductions before any Principal Reductions are made with respect to any Class A Floating Rate Notes; and provided further that, following any Contingent Principal Event and the establishment of any Loss Reserve Amount, the Notional Amount of the Class B Floating Rate Notes shall be reduced on a pro rata basis until all such Notes are wholly contingent before any reductions are made with respect to the Notional Amount of any Class A Floating Rate Notes.

5.       Method of Payment

                  Payments of interest on this Note due and payable on each Payment Date, together with any repayment of the Principal Amount, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of the Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. All payments shall be made by the Paying Agent from a location outside of the United States. Any reduction in the Principal Amount of this Note effected by any Principal Reduction or by any payments made on any Payment Date or any Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid Principal Amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at an office of the Indenture Trustee located outside of the United States or the Indenture Trustee's agent appointed for such purposes located outside of the United States.

                  [The Issuer shall pay interest on overdue installments of interest at the Applicable LIBOR Rate for the Interest Accrual Period for which the interest payment is overdue to the extent lawful.]

                  The Principal Amount of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid Principal Amount of this Note.

6.       Redemption

                  As provided in the Indenture, the Notes shall be redeemed, in whole, (a) on the Mandatory Redemption Date, if the Ceding Insurer does not elect to extend the Claims Period for the Extended Claims Made Period under the Reinsurance Agreement or (b) on the following Payment Date, if the Ceding Insurer shall fail to pay any Premium when due under the Reinsurance Agreement.

7.       Transfers

                  As provided in the Indenture, and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer, together with a duly executed Transfer Certificate in the form attached as Exhibit C to the Indenture, at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, and thereupon one or more new Notes of authorized denominations and in the same aggregate Principal Amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

8.       Corporate Obligation

                  Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, each in its individual capacity, any holder of equity in the Issuer or the Indenture Trustee or in any successor or assign of the Indenture Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or equity holder shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

9.       No Petition

                  Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal, state or foreign bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

10.      Tax Treatment

                  (a) The Issuer will treat the Class A Floating Rate Notes as equity for United States federal income tax purposes, and by accepting a Class A Floating Rate Note, Holders hereby acknowledge and agree to such treatment and covenant to take no action inconsistent with such treatment.

                  (b) The Issuer will provide the "PFIC Annual Information Statement" referred to in IRS Notice 88-125, or any such other or additional information that the U.S. Internal Revenue Service shall require in connection with being or becoming a shareholder of a "qualified electing fund" as defined in Section 1295 of the Code (such Statement or other or additional information, the "QEF Information") to any Holder that requests the QEF Information by December 30 of any year in which the Notes are outstanding. The Issuer will use reasonable efforts to provide the QEF Information to such a Holder by March 1 of the immediately succeeding year; provided, however, that if the Issuer will not be able to provide such information by such March 1, the Issuer shall notify the requesting Holder in writing, on or prior to that date, that the Issuer will provide the QEF Information on or before a later specified date, which date will be no later than August 15 of such year.

11.      Persons Deemed Owner

                  Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

12.      Amendments and Waivers

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Principal Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

13.      Successor to Issuer; Mergers or Consolidations

                  The term "Issuer", as used in this Note, includes any successor to the Issuer under the Indenture.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

14.      Form of Notes

                  The Notes are issuable only in definitive, fully registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

15.      Governing Law

                  This Note and the Indenture shall be governed by, and construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

16.      Unconditional Rights

                  No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the Principal Amount of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                                                                       EXHIBIT B

                             [FORM OF CLASS B NOTE]

THIS NOTE MAY NOT BE ACQUIRED IN OR TRANSFERRED INTO, OR BE ACQUIRED BY OR TRANSFERRED TO ANY PERSON RESIDENT IN, THE STATES OF [ ], [ ], [ ] AND [ ]. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER WILL BE REQUIRED TO DELIVER TO THE INDENTURE TRUSTEE A CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT C TO THE INDENTURE TO THE EFFECT THAT THE PROPOSED TRANSFER IS NOT TO OCCUR IN OR INTO ANY OF SUCH STATES AND THAT THE PROPOSED TRANSFEREE IS NOT A RESIDENT OF ANY OF SUCH STATES.

THIS NOTE IS SUBORDINATED TO THE CLASS A FLOATING RATE NOTES UPON THE OCCURRENCE OF A PRINCIPAL REDUCTION AS PROVIDED IN THE INDENTURE REFERRED TO HEREIN.

AS SET FORTH HEREIN, BOTH THE OUTSTANDING PRINCIPAL AMOUNT AND THE NOTIONAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                                $_____

No.                                                          CUSIP NO.__________

                         RESIDENTIAL REINSURANCE LIMITED

                           CLASS B FLOATING RATE NOTES

                  RESIDENTIAL REINSURANCE LIMITED, a company incorporated and existing under the laws of the Cayman Islands (herein referred to as the "Issuer"), for value received, hereby promises to pay to ___________, or registered assigns, the principal sum of _____________________ DOLLARS, as such amount may be reduced by any Principal Reduction, on January 2, 1998 together with interest on each payment date at the per annum rate specified on the reverse hereof on the Principal Amount of this Note outstanding on the previous Payment Date after giving effect to any payments and/or Principal Reduction made on such previous Payment Date (or on the Closing Date in the case of the first Payment Date).

                  Payment Dates: The first day of each month, or if such day is not a Business Day, the next succeeding

Business Day, commencing on September 3, 1996 and ending on the earlier of the date on which the Principal Amount of this Note is reduced to zero through a Principal Reduction, the Maturity Date or the Redemption Date.

                  Record Dates: the fifteenth (15th) day preceding any Payment Date.

                  Additional provisions of this Note are set forth on the other side of this Note. Capitalized terms used and not otherwise defined herein are defined in the Indenture, dated as of August __, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, the "Indenture") between RESIDENTIAL REINSURANCE LIMITED and THE CHASE MANHATTAN BANK, a New York corporation, as Indenture Trustee (in such capacity, the "Indenture Trustee").

                  Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:

                                            RESIDENTIAL REINSURANCE LIMITED


                                            By:___________________________
                                                   Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:

                                               THE CHASE MANHATTAN BANK
                                               not in its individual capacity
                                               but solely as Indenture Trustee

                                            By: ___________________________
                                                   Authorized Officer

                         [Form of Reverse Side of Note]

                       Class B Floating Rate Note due 1998

1.       Interest

                  The Issuer shall pay interest on this Note on each Payment Date at a per annum rate equal to the Applicable LIBOR Rate plus __%, on the Principal Amount of this Note outstanding on the previous Payment Date after giving effect to any payments and/or Principal Reduction made on such previous Payment Date (or on the Closing Date in the case of the first Payment Date). The Issuer shall pay interest on each Payment Date until the Principal Amount of this Note is paid or made available for payment or reduced to zero on account of payments and/or Principal Reductions, subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the previous Payment Date (or, in the case of the initial Payment Date, from August __, 1996) to but excluding such Payment Date (an "Interest Accrual Period"). Interest will be computed on the basis of the actual number of days elapsed and a 360-day year. The Principal Amount of and interest on this Note shall be paid in the manner specified below.

                  "Principal Amount" of any Note shall mean the original principal amount of such Note reduced by the amount of any Principal Reduction allocated to such Note.

                  "Principal Reduction" shall mean a reduction in the Issuer's obligation to pay the principal of a Note pursuant to the Indenture as a result of the payment by the Issuer to the Ceding Insurer under the Reinsurance Agreement.

                  "LIBOR" for each Interest Accrual Period (the "Applicable LIBOR Rate") will be determined by the Calculation Agent as follows: (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Accrual Period (a "LIBOR Determination Date"), the Calculation Agent shall determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of one month, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBOR Page at approximately 11:00 a.m., London time on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Accrual Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent. (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for one month, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a Principal Amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Accrual Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Accrual Period will be the arithmetic means of rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for one month, commencing on such Interest Reset Date, and in a Principal Amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Accrual Period will be the same as LIBOR for the immediately preceding Interest Accrual Period.

                  "Interest Reset Date" shall be the first day of each Interest Accrual Period.

                  "Calculation Agent" shall mean The Chase Manhattan Bank.

2.       Indenture

                  This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class B Floating Rate Notes (herein called the "Class B Floating Rate Notes"), issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of such Notes. Also issued under the Indenture are the Class A Floating Rate Notes (the "Class A Floating Rate Notes" and, together with the Class B Floating Rate Notes, the "Notes"). The Notes are subject to all terms of the Indenture.

3.       Collateral

                  The Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture subject to the prior security interest of the Ceding Insurer pursuant to the Indenture and limitations on enforcement in Section 11.1 thereof.

4.       Repayment of Principal

                  The entire unpaid Principal Amount of this Note shall be due and payable on the Maturity Date. Notwithstanding the foregoing, the entire unpaid Principal Amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing not less than a majority of the Principal Amount of the Outstanding Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Notes shall be subject to the terms of the Reinsurance Agreement and any resulting Principal Reduction of the Principal Amount of the Notes in accordance with Section 2.8(d) of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto; provided that the Principal Amount of the Class B Floating Rate Notes shall be reduced on a pro rata basis to zero by means of Principal Reductions before any Principal Reductions are made with respect to any Class A Floating Rate Notes; and provided further that, following any Contingent Principal Event and the establishment of any Loss Reserve Amount, the Notional Amount of the Class B Floating Rate Notes shall be reduced on a pro rata basis until all such Notes are wholly contingent before any reductions are made with respect to the Notional Amount of any Class A Floating Rate Notes.

5.       Method of Payment

                  Payments of interest on this Note due and payable on each Payment Date, together with any repayment of the Principal Amount, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of the Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. All payments shall be made by the Paying Agent from a location outside of the United States. Any reduction in the Principal Amount of this Note effected by any Principal Reduction or by any payments made on any Payment Date or any Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid Principal Amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at an office of the Indenture Trustee located outside of the United States or the Indenture Trustee's agent appointed for such purposes located outside of the United States.

                  [The Issuer shall pay interest on overdue installments of interest at the Applicable LIBOR Rate for the Interest Accrual Period for which the interest payment is overdue to the extent lawful.]

                  The Principal Amount of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid Principal Amount of this Note.

6.       Redemption

                  As provided in the Indenture, the Notes shall be redeemed, in whole, (a) on the Mandatory Redemption Date, if the Ceding Insurer does not elect to extend the Claims Period for the Extended Claims Made Period under the Reinsurance Agreement or (b) on the following Payment Date, if the Ceding Insurer shall fail to pay any Premium when due under the Reinsurance Agreement.

7.       Transfers

                  As provided in the Indenture, and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer, together with a duly executed Transfer Certificate in the form attached as Exhibit C to the Indenture, at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, and thereupon one or more new Notes of authorized denominations and in the same aggregate Principal Amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

8.       Corporate Obligation

                  Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, each in its individual capacity, any holder of equity in the Issuer or the Indenture Trustee or in any successor or assign of the Indenture Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or equity holder shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

9.       No Petition

                  Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal, state or foreign bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

10.      Tax Treatment

                  (a) The Issuer will treat the Class B Floating Rate Notes as equity for United States federal income tax purposes, and by accepting a Class B Floating Rate Note, Holders hereby acknowledge and agree to such treatment and covenant to take no action inconsistent with such treatment.

                  (b) The Issuer will provide the "PFIC Annual Information Statement" referred to in IRS Notice 88-125, or any such other or additional information that the U.S. Internal Revenue Service shall require in connection with being or becoming a shareholder of a "qualified electing fund" as defined in Section 1295 of the Code (such Statement or other or additional information, the "QEF Information") to any Holder that requests the QEF Information by December 30 of any year in which the Notes are outstanding. The Issuer will use reasonable efforts to provide the QEF Information to such a Holder by March 1 of the immediately succeeding year; provided, however, that if the Issuer will not be able to provide such information by such March 1, the Issuer shall notify the requesting Holder in writing, on or prior to that date, that the Issuer will provide the QEF Information on or before a later specified date, which date will be no later than August 15 of such year.

11.      Persons Deemed Owner

                  Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

12.      Amendments and Waivers

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Principal Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

13.      Successor to Issuer; Mergers or Consolidations

                  The term "Issuer", as used in this Note, includes any successor to the Issuer under the Indenture.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

14.      Form of Notes

                  The Notes are issuable only in definitive, fully registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

15.      Governing Law

                  This Note and the Indenture shall be governed by, and construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

16.      Unconditional Rights

                  No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the Principal Amount of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:
_________________________

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________                        __________________________ */
                                                   Signature Guaranteed

                                                   __________________________ */


________________________

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.

                                    EXHIBIT C

Form of Certificate to be delivered by transferees [to be discussed]

The Chase Manhattan Bank
[Address]

Attn: [  ]

Dear Sirs:

                  In connection with our proposed purchase of $[ ] Principal Amount of the Floating Rate Notes of Residential Reinsurance Limited (the "Notes"), the undersigned does hereby certify that:

         (a) the transaction in which the undersigned purchased the Notes did not occur in any of the States of [ ], [ ], [ ] or [ ];

         (b) the undersigned does not intend to transfer the Notes purchased by the undersigned into any of the States of [ ], [ ], [ ] or [ ]; and

         (c) the undersigned is not a resident of any of the States of [ ], [ ], [ ] or [ ].

                                                   Very truly yours,

                                                   [PURCHASER]

                                                   By:_________________________
                                                      Name:
                                                      Title:

                                    EXHIBIT D

                           Principal Reduction Notice

                          [Letterhead of Administrator]

The Chase Manhattan Bank
[Address]

                  Pursuant to Section 2.8(d) of the Indenture between Residential Reinsurance limited (the "Issuer") and you dated August __, 1996 (the "Indenture"), we hereby ad vise you, acting as the Administrator, of the payment by or on behalf of the Issuer on [ ] under the Reinsurance Agreement of a Reinsurance Amount in the amount of $ . All terms used herein shall have the meaning specified in the Indenture.


[Administrator]

                                   SCHEDULE A

                          List of Permitted Investments

                        Account(s) Permitted Investments

Note Payment Account

                                   SCHEDULE B

The Allocated Expenses consist of payments of up to the following amounts to the following Persons:

Indenture Trustee                                    $
Paying Agent
Note Registrar
Administrator
Claims Reviewer
Loss Reserve Specialist
Issuer's Auditors
Issuer's Cayman Islands Counsel
Issuer's United States Counsel
Miscellaneous





                                      SB-1